Exhibit 99.1

JOINT FILER INFORMATION

Name:	J Digital 6 Cayman Ltd.
Address:	P.O. Box 309, Ugland House
Grand Cayman, Cayman Islands KY1-1104
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

J Digital 6 Cayman Ltd.
By:	/s/ Samarth Haribhakti
Samarth Haribhakti, Director

JOINT FILER INFORMATION

Name:	J Digital 6 LLC
Address:	600 West Chicago Ave., Suite 600
Chicago, Illinois 60654
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

J Digital 6 LLC
By:	/s/ Matthew Hinerfeld
Matthew Hinerfeld, Authorized Signatory

JOINT FILER INFORMATION

Name:	DYSO TC, LLC
Address:	600 West Chicago Ave., Suite 600
Chicago, Illinois 60654
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

DYSO TC, LLC
By:	/s/ William DiSomma
William DiSomma, Manager

JOINT FILER INFORMATION

Name:	PXG, LLC
Address:	600 West Chicago Ave., Suite 600
Chicago, Illinois 60654
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

PXG, LLC
By:	/s/ Paul Gurinas
Paul Gurinas, Manager

JOINT FILER INFORMATION

Name:	William DiSomma
Address:	600 West Chicago Ave., Suite 600
Chicago, Illinois 60654
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

By:	/s/ William DiSomma

JOINT FILER INFORMATION

Name:	Paul Gurinas
Address:	600 West Chicago Ave., Suite 600
Chicago, Illinois 60654
Designated Filer:	J Digital 6 Cayman Ltd.
Issuer and Ticker Symbol:	Forward Industries, Inc. [FWDI]
Date of Event
Requiring Statement:	03/03/2026

By:	/s/ Paul Gurinas